Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: CAMAC Energy Inc.

We consent to the incorporation by reference in the Registration Statements No. 333-163869 and 333-167013 on Form S-3 and Registration Statements No. 333-160737 and 333-152061 on Form S-8 of CAMAC Energy Inc. (the “Company”) of our report dated March 15, 2012 relating to the financial as appearing in this Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ RBSM LLP

New York, New York
April 15, 2013